 As filed with the Securities and Exchange Commission on February 19, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OFFICE PROPERTIES INCOME TRUST
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	26-4273474 (I.R.S. Employer Identification Number)
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 219-1440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian E. Donley
Chief Financial Officer and Treasurer
Office Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 219-1440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Howard E. Berkenblit
Shu Wei
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2025
PROSPECTUS
OFFICE PROPERTIES INCOME TRUST
5,700,900 Common Shares of Beneficial Interest
Offered by Selling Shareholders
This prospectus relates to the resale from time to time of some or all of the 5,700,900 common shares of beneficial interest, $.01 par value per share, or our common shares, of Office Properties Income Trust that we issued to the selling shareholders identified in this prospectus, or the selling shareholders, pursuant to that certain Exchange Agreement, dated November 24, 2024, between us and the selling shareholders, or the Exchange Agreement, as further described herein.
The registration of the offer and sale of our common shares covered by this prospectus does not necessarily mean that the selling shareholders will offer or sell any or all of our common shares. Our common shares offered hereby by the selling shareholders, or their pledgees, donees, transferees or other successors in interest, may be sold from time to time directly or indirectly through one or more broker-dealers or agents, and in one or more public or private transactions. Our common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. If our common shares are sold through broker-dealers or agents, the selling shareholders will be responsible for the commissions. Each selling shareholder is solely responsible for its fees and expenses relating to or arising from its sale of any common shares hereunder. The timing and amount of any sale is within the sole discretion of the selling shareholders, subject to certain restrictions. See the section entitled “Plan of Distribution” for more information.
We will not receive any proceeds from any sale of common shares by the selling shareholders. We have agreed to bear the expenses in connection with the registration of the common shares to be offered by this prospectus by the selling shareholders other than any commissions relating to the sale of common shares and their fees and expenses relating to or arising from their sale of the common shares hereunder, which will be borne by the selling shareholders.
Our common shares are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “OPI.” On February 14, 2025, the last reported sale price of our common shares on Nasdaq was $0.91.
Investment in our securities involves risks, including those described under “Risk Factors” beginning on page 2 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our declaration of trust includes certain restrictions relating to the ownership and transfer of our shares of beneficial interest, including an ownership limit of 9.8%, in number of shares or value, of the issued and outstanding shares of beneficial interest, subject to certain exceptions. In addition, in order to assist us in preserving our ability to use our net operating losses and other tax benefits to reduce our future taxable income, our bylaws include an ownership limit of 5% of our outstanding common shares, subject to certain exceptions. See “Description of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws — Restrictions on Transfer and Ownership of Shares” on page 6 of this prospectus for more information about these restrictions.
The date of this prospectus is            , 2025.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our” or “OPI” mean Office Properties Income Trust and its consolidated subsidiaries, unless the context otherwise requires.
This prospectus describes the terms of the offering of our common shares by the selling shareholders. The rules of the Securities and Exchange Commission, or the SEC, allow us to incorporate by reference information into this prospectus. This prospectus may be supplemented from time to time by one or more prospectus supplements which may add to, update or change the information in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, any prospectus supplement or a document incorporated by reference herein or in any prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated by Reference.”
This prospectus does not contain all of the information that is important to you. Before making a decision to invest in our common shares, you should read both this prospectus and any documents incorporated by reference into this prospectus. See “Where You Can Find More Information” before investing in our common shares. No common shares may be sold without delivery of this prospectus or the applicable prospectus supplement describing the method and terms of the offering of such common shares.
Neither we nor the selling shareholders have authorized anyone to provide you with information in addition to or different from that contained in this prospectus and, if applicable, any prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and, if applicable, any prospectus supplement or any related free writing prospectus, is accurate only as of the date on the front of the applicable document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

OUR COMPANY
We are a real estate investment trust, or REIT, formed in 2009 under Maryland law. As of December 31, 2024, our wholly owned properties were comprised of 128 properties and we had a noncontrolling ownership interest of 51% in an unconsolidated joint venture that owned two properties containing approximately 346,000 rentable square feet. As of December 31, 2024, our properties are located in 29 states and the District of Columbia and contain approximately 17,763,000 rentable square feet. As of December 31, 2024, our properties were leased to 226 different tenants with a weighted average remaining lease term (based on annualized rental income) of approximately 7.4 years. The U.S. government is our largest tenant, representing approximately 17.0% of our annualized rental income as of December 31, 2024. The term annualized rental income as used herein is defined as the annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2024, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 219-1440. Our website is www.opireit.com, which contains information concerning us. The content of our website, and any information that is included or referred to on, or otherwise accessible through, our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Information Incorporated by Reference”), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
RISK FACTORS
Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our then most recent Annual Report on Form 10-K, or our Annual Report, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Warning Concerning Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement, free writing prospectus or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or free writing prospectus before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.
WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that are incorporated herein by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:
•
Our ability to successfully take actions to address the current substantial doubt as to our ability to continue as a going concern;

•
Our ability to comply with the terms of our debt agreements and meet financial covenants;

•
Our ability to make required payments on our debt or refinance our debts as they mature or otherwise become due and the possibility that we may reorganize through bankruptcy if we are unable to satisfy our maturing debt prior to maturity;

•
Our ability to maintain sufficient liquidity, including the availability of borrowings under our revolving credit facility and our ability to obtain new debt or equity financing, and otherwise manage leverage;

•
Our ability to effectively raise and balance our use of debt and equity capital;

•
Whether our tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that we will obtain replacement tenants on terms as favorable to us as our prior leases;

•
The likelihood that our government tenants will be negatively impacted by government budget constraints, or changes in the use of real estate by government agencies;

•
Our ability to increase or maintain occupancy at our properties on terms desirable to us, and our ability to increase rents when our leases expire or renew;

•
The impact of unfavorable market and commercial real estate industry conditions due to uncertainties surrounding interest rates and high inflation, supply chain disruptions, volatility in the public equity and debt markets and in commercial real estate markets, generally and in the sectors we operate, geopolitical instability and tensions, economic downturns or a possible recession, labor market challenges or changes in real estate utilization, including due to remote work arrangements, among other things, on us and our tenants;

•
Competition within the commercial real estate industry, particularly in those markets in which our properties are located;

•
Our ability to sell properties at prices we target, and the timing of such sales;

•
Our ability to manage our capital expenditures and other operating costs effectively and to maintain and enhance our properties and their appeal to tenants;

•
The financial strength of our tenants;

•
Our tenant and geographic concentration;

•
Risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of prolonged high inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets;

•
Our credit ratings;

•
Our ability to pay distributions to our shareholders and to maintain or increase the amount of such distributions;

•
Our ability to acquire properties that realize our targeted returns;

•
The ability of our manager, The RMR Group LLC, or RMR, to successfully manage us;

•
Compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters;

•
The impact of any U.S. government shutdown, elimination or reduction of government agencies and programs or failure to increase the government debt ceiling on our ability to collect rents and pay our operating expenses, debt obligations and distributions to shareholders on a timely basis;

•
Actual and potential conflicts of interest with our related parties, including our Managing Trustees, RMR, Sonesta International Hotels Corporation, or Sonesta, and others affiliated with them;

•
Limitations imposed by and our ability to satisfy complex rules to maintain our qualification for taxation as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

•
Acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond our control; and

•
Other matters.

These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. The information contained elsewhere in this prospectus and in our Annual Report or our other filings with the SEC, including under the caption “Risk Factors”, or incorporated herein or therein, identifies important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
STATEMENT CONCERNING LIMITED LIABILITY
The Amended and Restated Declaration of Trust of Office Properties Income Trust, dated June 8, 2009, as amended, as filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Office Properties Income Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Office Properties Income Trust. All persons dealing with Office Properties Income Trust in any way shall look only to the assets of Office Properties Income Trust for the payment of any sum or the performance of any obligation.
USE OF PROCEEDS
This prospectus relates to the potential resale from time to time of some or all of the 5,700,900 common shares that we issued to the selling shareholders identified in this prospectus, including their pledgees, donees, transferees, or other successors in interest, pursuant to the Exchange Agreement as further described herein. We will not receive any proceeds from any sales of our common shares by the selling shareholders.
We have agreed to bear the expenses in connection with the registration of our common shares to be offered by this prospectus by the selling shareholders.
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
References in this “Description of Shares of Beneficial Interest” section to “we,” “us” or “our” mean Office Properties Income Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby.
Our declaration of trust authorizes us to issue up to an aggregate of 200,000,000 shares of beneficial interest, all of which are currently designated as common shares of beneficial interest, $.01 par value per share, or common shares. As of February 14, 2025, we had 69,824,743 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of beneficial interest has been established and is outstanding.
Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares of any class or series from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of that class or series or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.
Common Shares
The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.
Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, holders of our common shares are entitled:
•
to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution (as determined by our Board of Trustees); and

•
to share ratably in our assets legally available for distribution to our shareholders (as determined by our Board of Trustees) in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees.
Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the common shares offered by such prospectus supplement.
For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.
DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS
We are organized as a Maryland REIT. The following is a summary of our declaration of trust and bylaws and material provisions of Maryland law applicable to Maryland REITs, or the Maryland REIT Law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which are filed with the SEC, or refer to the provisions of the Maryland REIT Law.
Restrictions on Transfer and Ownership of Shares
Our declaration of trust and bylaws restrict the amount of shares that shareholders may transfer or own under certain circumstances.

REIT Ownership Limitation.   Our declaration of trust provides that no person, other than RMR and certain other specified excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, or the IRC, or beneficially own under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, more than 9.8% in value or in number, whichever is more restrictive, of shares of any class or series of our outstanding shares of beneficial interest, including our common shares. Our declaration of trust further prohibits (a) any person from beneficially or constructively owning our shares if that ownership would result in our being “closely held” under Section 856(h) of the IRC or otherwise cause us to fail to qualify for taxation as a REIT and (b) any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons.
Our Board of Trustees, in its sole discretion, may exempt a person, prospectively or retroactively, from the share ownership limitation if, in its discretion, it determines (1) the ownership of shares by such person would not result in our being “closely held” under Section 856(h) of the IRC or otherwise failing to qualify for taxation as a REIT under the IRC; (2) such person does not and will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant; (3) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which we or any of our subsidiaries are party or reasonably expect to become a party; and (4) the ownership of shares in excess of the ownership limit is in our best interest. In connection with any requested exemption, our Board of Trustees may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure our qualification for taxation as a REIT under the IRC and such representations, undertakings and agreements it deems necessary or advisable in order for it to make the foregoing determinations.
In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:
•
the general reputation and moral character of the person requesting the exemption;

•
whether the person’s ownership of shares would be direct or through ownership attribution;

•
whether the person’s ownership of shares would interfere with the conduct of our business, including our ability to acquire additional properties;

•
whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies;

•
whether the person requesting an exemption has been approved as an owner by all regulatory or other governmental authorities that have jurisdiction over us; and

•
whether the person requesting an exemption is attempting a change in control or to affect our policies in a way in which our Board of Trustees, in its discretion, considers adverse to our or our shareholders’ best interests.

Any attempted transfer of our shares which, if effective, would result in our shares being owned by fewer than 100 persons shall be void ab initio, and the intended transferee shall acquire no rights in such shares.
If a person attempts a transfer of our shares of beneficial interest in violation of the other ownership limitations described above, then our Board of Trustees is authorized and empowered to deem that number of shares which would cause the violation (a) to be automatically transferred to a trust, or the Charitable Trust, for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) to the fullest extent provided by law, to be void ab initio. A transfer to the Charitable Trust will be deemed to be effective as of the close of business on the business day prior to the date of our Board of Trustees’ determination to have such transfer occur or at such other time determined by our Board of Trustees. The prohibited owner will generally not acquire any rights in these excess shares (except to the extent provided below upon sale of the shares), will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote and, to the extent permitted by law, will have no claim, cause of action or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the Charitable Trust will have the authority to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the Charitable Trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible action, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the Charitable Trust will be paid by the recipient to the trustee of the Charitable Trust. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee of the Charitable Trust. Any dividend or other distribution paid to the trustee of the Charitable Trust will be held in trust for the charitable beneficiary.
Unless otherwise directed by our Board of Trustees, within 20 days of receiving notice from us that our shares have been transferred to the Charitable Trust, or as soon thereafter as practicable, the trustee of the Charitable Trust will sell such shares (together with the right to receive distributions with respect to such shares) to a person designated by the trustee of the Charitable Trust whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee of the Charitable Trust will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the Charitable Trust as follows:
•
the prohibited owner will receive the lesser of:

(1)   the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, a gift, devise or other similar transaction, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, less our and the charitable trustee’s costs, expenses and compensation described below; and
(2)   the net sales proceeds received by the trustee from the sale or other disposition of the shares held in the Charitable Trust.
•
any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the Charitable Trust and trustee.

If a prohibited owner sells shares that are deemed to have been transferred to the Charitable Trust, then:
•
those shares will be deemed to have been sold on behalf of the Charitable Trust; and

•
to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must promptly pay the excess to the trustee of the Charitable Trust upon demand.

Also, shares of beneficial interest held in the Charitable Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
•
the price per share in the transaction that resulted in the transfer to the Charitable Trust or, in the case of a devise, gift or other similar transaction, the market price per share on the day of the event causing that transfer; and

•
the market price on the date we or our designee accepts the offer.

In either of the above cases, the price per share will be less our and the trustee’s costs, expenses and compensation described below.
We will have the right to accept the offer until the trustee has sold the shares held in the Charitable Trust. The net proceeds of the sale to us will be distributed to the prohibited owner in the amount determined pursuant to the above provisions.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares of beneficial interest that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a Charitable Trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and to provide to us such other information as we may request.

Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after we so request, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns and a description of the manner in which those shares are held. Any such owner who holds our shares as nominee for another person who is required to include distributions on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of the actual owner and the number of each class and series of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each shareholder is required to provide us with such information as we may request, in good faith, in order to determine our qualification for taxation as a REIT under the IRC, to determine our compliance with other applicable laws or requirements of any governmental authority and compliance with such share ownership limitations.
Our declaration of trust provides that the trustee of the Charitable Trust is entitled to reasonable compensation for its services, as determined by agreement between our Board of Trustees and the trustee of the Charitable Trust, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our declaration of trust. Any such compensation, costs and expenses may be funded from the Charitable Trust or by us and, if funded by us, we are entitled to reimbursement on a first priority basis from the Charitable Trust.
We are also entitled, without limiting a shareholder’s other obligations under our declaration of trust and bylaws, to collect from the Charitable Trust our costs and expenses incurred in the process of enforcing the ownership limitations contained in our declaration of trust.
Net Operating Loss Ownership Limitation.   Subject to various exceptions, including with respect to shareholders who held in excess of 5% of our shares outstanding prior to June 13, 2024, our bylaws generally provide that transfers of our shares (and certain other securities) to a person, entity or group which owns or would own as a result of such transfer 5% or more of our outstanding shares are void as to the transferee, and any shares relating to the attempted transfer would be subject to transfer to a charitable trust in the manner described above. Our Board of Trustees or an authorized committee may approve transfers otherwise prohibited by these bylaw provisions.
The restrictions on transfer and ownership described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system; however, the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.
All certificates evidencing our shares and any share statements for our uncertificated shares shall bear legends referring to the foregoing restrictions.
The restrictions on transfer and ownership in our declaration of trust are intended to assist with our compliance with the requirements for qualification for taxation as a REIT under the IRC and otherwise to promote our orderly governance. The net operating loss restrictions in our bylaws are intended to preserve our ability to use our net operating losses and other tax benefits to reduce our future taxable income.
Trustees
Our declaration of trust and bylaws provide that our Board of Trustees may change the number of Trustees, but there may be not less than three Trustees. As of the date of this prospectus, our Board of Trustees consists of nine Trustees.
Pursuant to our declaration of trust and bylaws, each Trustee is elected by our shareholders to serve until the next annual meeting of the shareholders and until his or her successor is duly elected and qualified.
There is no cumulative voting in the election of Trustees. Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the provisions of any class or series of our shares of beneficial interest which may be hereafter created, a plurality of all the votes cast by holders of shares of beneficial interest at a meeting of shareholders duly called and at which a quorum is present is required to elect a Trustee.

In case of failure to elect Trustees at an annual meeting of shareholders, the incumbent Trustees will hold over and continue to direct the management of our business and affairs until they resign or their successors are elected and qualify. In the event of a vacancy on our Board of Trustees, including a vacancy caused by a resignation of a Trustee or by an increase in the number of Trustees, the vacancy may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies. Our declaration of trust and bylaws provide that a Trustee may be removed (1) only for cause, at a meeting of our shareholders properly called for that purpose, by the affirmative vote of the holders of not less than 75% of our common shares then outstanding and entitled to vote in the election of such Trustee, or (2) with or without cause by the affirmative vote of not less than 75% of the remaining Trustees. This provision precludes shareholders from removing our incumbent Trustees unless they can obtain the requisite affirmative vote of shares. Any shareholders proposing to remove one or more Trustees must meet all of the requirements in our bylaws for a nomination of a Trustee at an annual meeting of shareholders or a proposal of other business at a meeting of shareholders, as described below under “— Advance Notice of Trustee Nominations and New Business; Procedures of Special Meetings of Shareholders.”
Under our bylaws, a Trustee must be at least 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an Independent Trustee or a Managing Trustee. An “Independent Trustee” is one who is not an employee of our Manager (as defined in our declaration of trust), who is not involved in our day to day activities, who meets the qualifications of an independent trustee under our declaration of trust and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange on which our common shares are listed for trading and the SEC, as those requirements may be amended from time to time. A “Managing Trustee” is one who has been an employee, officer or director of our Manager or involved in our day to day activities for at least one year prior to his or her election. A majority of the Trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of Trustees, at any time, is set at less than five, at least one Trustee will be a Managing Trustee. So long as the number of Trustees shall be five or greater, at least two Trustees will be Managing Trustees.
Advance Notice of Trustee Nominations and New Business; Procedures of Special Meetings of Shareholders
Annual Meetings of Shareholders.   Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made (1) in our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures or the proxy access procedures set forth in our bylaws.
Under our bylaws, a shareholder’s written notice of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees or proposal of other business to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s notice.
Our bylaws set forth procedures for submission of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:
•
requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of

Trustees or propose other business for at least three years as of the date of the giving of the notice of the proposed nomination or proposal of other business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such shareholder(s) as of each such date during such three year period representing at least 1% of our shares of beneficial interest, that the shareholder(s) hold a certificate evidencing the aggregate number of shares of beneficial interest owned at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;
•
providing that the advance notice provisions in our bylaws are the exclusive means for shareholders to make nominations or propose business for consideration at an annual meeting of our shareholders, except as provided under the proxy access provisions of our bylaws, or our proxy access provisions, or to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

•
requiring certain information and documentation be provided, and compliance with requirements of Rule 14a-19 of the Exchange Act, regarding any proposed nominee for election to our Board of Trustees by the proposing shareholder(s);

•
requiring certain information be provided with respect to any business other than the election of Trustees that the shareholder(s) propose(s) to bring before a meeting of our shareholders;

•
requiring certain information and documentation be provided as to the proposing shareholder(s) and certain of its (their) affiliates; and

•
providing that the proposing shareholder(s) is (are) responsible for ensuring compliance with the advance notice provisions and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or to inform the proposing shareholder(s) of any defect in the notice of the proposing shareholder(s).

Special Meetings of Shareholders.   With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting or otherwise properly brought before the meeting by or at the direction of our Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees, or, provided that our Board of Trustees has determined that Trustees will be elected at such special meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in our bylaws through and including the time of the special meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more Trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election to our Board of Trustees if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder’s notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice.
Proxy Access Nominations
Our bylaws contain proxy access provisions which permit any shareholder or group of up to 20 shareholders owning at least 3% of our outstanding shares of beneficial interest continuously for at least three years to nominate and include up to a specified number of Trustee nominees in our proxy materials for an annual meeting of shareholders. The maximum number of shareholder nominees permitted under these proxy access provisions shall not exceed the greater of two or 20% of the total number of Trustees in office as of the last day on which a shareholder nomination may be delivered; provided, however, that if we have a classified Board of Trustees and the size of our Board of Trustees is less than nine Trustees, the permitted number of shareholder nominees shall be reduced so that it does not exceed one-half of the number of Trustees to be elected at the meeting rounded down to the nearest whole number (but not lowered as a result of this proviso to less than one).
Under our proxy access provisions, a shareholder’s written notice of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting must be delivered to our Secretary at our principal executive offices not less than 120 days nor earlier than 150 days prior to the anniversary of the date of the proxy statement for the immediately preceding annual meeting of shareholders. Neither the postponement or adjournment of an annual meeting, nor the public disclosure of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s written notice.
The proxy access provisions in our bylaws set forth procedures for submission of nominations of individuals for election to our Board of Trustees to be included in our proxy statement for an annual meeting, including, among other things:
•
requiring that any shareholder or group of up to 20 shareholders wishing to make a nomination (i) have continuously owned a number of our shares of beneficial interest that represents at least 3% of our outstanding shares of beneficial interest for at least three years, (ii) continue to own the requisite shares through the date of the annual meeting and (iii) meet all other requirements of our proxy access provisions;

•
requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the nominating shareholder(s);

•
requiring certain information, documentation, representations and undertakings be provided as to and/or by the nominating shareholder(s), including that the nominating shareholder(s) did not acquire and is (are) not holding any of our shares or other securities for the purpose or with the intent to change or influence control of us;

•
providing that the nominating shareholder(s) is (are) responsible for ensuring compliance with our proxy access provisions; and

•
providing that, other than pursuant to Rule 14a-19 of the Exchange Act, our proxy access provisions provide the exclusive method for a shareholder to include nominees for election to our Board of Trustees in our proxy materials.

Any shareholder nominee who is included in our proxy materials for a particular meeting but either (i) subsequently withdraws from or becomes ineligible or unavailable for election at such meeting or (ii) does not receive at least 20% of the votes cast in favor of such shareholder nominee’s election, will be ineligible for nomination under the proxy access provisions in our bylaws for the next two annual meetings. Such ineligibility under such proxy access provisions will not prevent any shareholder from otherwise nominating any person to our Board of Trustees pursuant to and in accordance with the advance notice provisions of our bylaws.
Meetings of Shareholders; Voting by Shareholders
Under our declaration of trust and bylaws, our annual meetings of shareholders will be held at a date and time set by our Board of Trustees. Meetings of our shareholders, including the annual meeting and any special meetings, may be called only by our Board of Trustees, provided that, if there are no Trustees, our officers shall call a special meeting of the shareholders for the purpose of electing Trustees.
Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of Trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our declaration of trust, 75% of all common shares entitled to vote at the meeting shall be required to approve the matter unless such matter has been previously approved by our Board of Trustees, in which case the vote required for approval is a majority of votes cast at the meeting.

Under our declaration of trust, subject to the provisions of any class or series of our shares then outstanding, our shareholders are entitled to vote on the following matters: (1) the election of Trustees and the removal of Trustees; (2) any amendment to our declaration of trust; (3) termination of the Trust; (4) merger or consolidation of the Trust to the extent required by the Maryland REIT Law or the sale or disposition of substantially all our assets, in each case, to the extent a shareholder vote is required under the Maryland REIT Law, provided that any such action described in items (2) - (4) has first been approved by our Board of Trustees; and (5) such other matters with respect to which our Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to our shareholders for approval or ratification. Our shareholders will also be entitled to vote on such matters as may be required by our declaration of trust, bylaws or applicable law.
Liability and Indemnification of Trustees and Officers
The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by Maryland law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of ultimate entitlement to indemnification, (1) any present or former Trustee or officer of us who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (2) any individual who, while a Trustee or officer of us and, at our request, serves or has served as a trustee, director, officer or partner of another

REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Except with respect to proceedings to enforce rights to indemnification, we are only required to indemnify our Trustees and officers as described above in connection with a proceeding initiated by any such person against us if such proceeding was authorized by our Board of Trustees.
We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We also maintain directors’ and officers’ liability insurance for our Trustees and officers.
The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and is therefore unenforceable.
Shareholder Liability
Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be personally liable for any debt, claim, demand, judgment or obligation of any kind of ours by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.
Our declaration of trust and bylaws provide that, to the fullest extent permitted by law, each shareholder is liable to us for, and shall indemnify and hold harmless us and our affiliates from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from a shareholder’s breach of or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws (including the advance notice provisions of our bylaws) or any action by or against us in which the shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts.
Forum for Certain Disputes
Our bylaws provide that, other than any action arising under the Securities Act, the Circuit Court for Baltimore City, Maryland, or the Circuit Court, is the sole and exclusive forum for: (1) any Internal Corporate Claim (as defined in the MGCL); (2) any derivative action or proceeding brought on behalf of us; (3) any action asserting a claim for breach of a fiduciary duty owed by any Trustee, officer, manager, agent, or employee of us to us or our shareholders; (4) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees arising pursuant to Maryland law, any provisions of the Maryland REIT Law, any applicable provisions of the MGCL, our declaration of trust or our bylaws brought by or on behalf of a shareholder either on such shareholder’s behalf, on our behalf, or on behalf of any class or series of shares or shareholders, including claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our declaration of trust or our bylaws; or (5) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees that is governed by the internal affairs doctrine of the State of Maryland. Such exclusive forum provision of our bylaws does not apply to any action for which the Circuit Court does not have jurisdiction or establish exclusive jurisdiction in the Circuit Court for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts. Our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America are the sole and exclusive forum for any claim arising under the Securities Act, and in certain circumstances, the circuit courts of the State of Maryland are the sole and exclusive state court forum for any such claim. The exclusive forum provisions of our bylaws may limit the ability of our shareholders to pursue litigation against us, or our Trustees, officers, manager, agents or employees in courts that such shareholders consider favorable, which may discourage them from bringing such litigation.
Transactions with Affiliates
Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our Trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self-dealing by Trustees and interested Trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.
Regulatory Compliance and Disclosure
Our bylaws provide that any shareholder who, by virtue of such shareholder’s ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our declaration of trust. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which our Board of Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.
Our bylaws also provide that if a shareholder, by virtue of such shareholder’s ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder’s shares or proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Manager (as defined in our declaration of trust) or another person designated by our Board of Trustees, in proportion to the total shares otherwise voted on such matter.
Business Combinations
The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:
•
any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the REIT’s outstanding voting shares; or

•
an affiliate or associate of the REIT who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the REIT.

After the five year prohibition period has ended, a business combination between a REIT and an interested shareholder generally must be recommended by the board of trustees of the REIT and must receive the following shareholder approvals:
•
the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the REIT; and

•
the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the REIT’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.
The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Trustees, including the approval of a majority of the members of our Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.
Control Share Acquisitions
The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.
Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the REIT. The MGCL provides for certain exceptions from the definition of control share acquisition.
A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the REIT to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the REIT may itself present the matter at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the REIT may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the REIT to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute of the MGCL does not apply to the following:
•
shares acquired in a merger, consolidation or share exchange if the REIT is a party to the transaction; or

•
acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the REIT adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:
•
a classified board;

•
a two-thirds vote requirement for removing a trustee;

•
a requirement that the number of trustees be fixed only by vote of the trustees;

•
a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•
a majority requirement for the calling of a shareholder requested special meeting of shareholders.

Through our bylaws, we have elected to be subject to the provisions of Subtitle 8 vesting in our Board of Trustees the exclusive power to fix the number of our Trustees and requiring that only our Board of Trustees may fill vacancies on our Board of Trustees. Through other provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we (1) require the affirmative vote of the holders of not less than 75% of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of Trustees, which removal will be allowed only for cause, subject to conditions and (2) vest in our Board of Trustees the exclusive power to call meetings of our shareholders.
Amendments to Our Declaration of Trust, Dissolution and Mergers
Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust’s declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of any of the foregoing actions by a majority of all votes entitled to be cast on these actions provided the action has been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions which have been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees, will be the affirmative vote of a majority of the votes cast on the matter. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the IRC or the Maryland REIT Law without the affirmative vote or written consent of the shareholders.

Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our Board of Trustees may amend any other provision of our declaration of trust without shareholder approval. The Maryland REIT Law provides that a majority of our entire Board of Trustees, without action by the shareholders, may, among other things, amend our declaration of trust to change the name or other designation, or the par value, of any class or series of our shares and the aggregate par value of our shares. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.
Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws
The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:
•
shareholders generally being restricted from owning more than 5% of our outstanding shares;

•
shareholder voting rights and standards for the election of Trustees and other matters which generally require larger majorities for approval of actions which are not approved by our Trustees than for actions which are approved by our Trustees;

•
the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

•
the fact that only our Board of Trustees, or if there are no Trustees, our officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

•
required qualifications for an individual to serve as a Trustee and a requirement that certain of our Trustees be Managing Trustees and other Trustees be Independent Trustees;

•
limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election to our Board of Trustees and propose other business to be considered at a meeting of our shareholders;

•
the requirement that an individual Trustee may be removed by our shareholders, with cause, by the affirmative vote of holders of not less than 75% of our common shares entitled to vote in the election of such Trustee or, with or without cause, by the affirmative vote of not less than 75% of the remaining Trustees;

•
the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

•
the requirement that amendments to our declaration of trust may be made only if approved by 60% of our Trustees, including 60% of our Independent Trustees;

•
the business combination provisions of the MGCL, if the applicable resolution of our Board of Trustees is rescinded or if our Board’s approval of a combination is not obtained; and

•
the control share acquisition provisions of the MGCL, if the provision in our bylaws exempting acquisitions of our shares from such provisions is amended or eliminated.

In addition, the agreement governing our revolving credit facility, or our credit agreement, also contains change in control provisions, which are further described below, and our business and property management agreements with RMR contain provisions that allow for termination for convenience and termination for a performance reason but require the payment of a termination fee, as further described in those agreements.

For all of these reasons, among others, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.
Liability of Shareholders for Breach of Restrictions on Ownership
Our credit agreement provides that a change in our control, as defined in that agreement and including RMR ceasing to act as our business and property manager, constitutes a default under such agreement, and a default under the agreement could result in a cross-default under our senior unsecured notes or our other debt. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our credit agreement or our other debt or other costs or expenses we may incur as a result of the breach, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.
SELLING SHAREHOLDERS
We issued our common shares to the selling shareholders pursuant to the Exchange Agreement to exchange our outstanding 4.50% Senior Notes due 2025, or the Existing Notes, for (i) up to an aggregate principal amount of $445,000,000 of our 3.250% Senior Secured Notes due 2027, or the New Notes, and related guarantees, (ii) up to 11,533,380 of our common shares, representing up to 19.9% of our issued and outstanding common shares as of November 24, 2024, and (iii) certain cash payments, subject to the terms and conditions set forth in the Exchange Agreement. Certain of the selling shareholders agreed to purchase for cash New Notes and common shares in an amount equal to $340,000,000 minus the aggregate principal amount of Existing Notes tendered in accordance with the Exchange Agreement to the extent that less than $340,000,000 of Existing Notes were tendered. Pursuant to the terms of the Exchange Agreement, we have issued 11,532,794 common shares in aggregate, 5,700,900 of which may be offered by the selling shareholders pursuant to this prospectus.
We prepared this prospectus in connection with our obligations under the Exchange Agreement, which provides the selling shareholders with certain registration rights with respect to the resale of the common shares issued pursuant to the Exchange Agreement. Under the Exchange Agreement, we are entitled to issue a “blackout commencement notice” in connection with certain pending corporate developments, filings with the SEC or other events, which requires the selling shareholders to not effect any sale or other transfer of common shares pursuant to this prospectus and the registration statement. No single blackout period pursuant to a blackout commencement notice can extend beyond four weeks and the total number of calendar days in all blackout periods cannot exceed an aggregate of 90 calendar days in any period of 12 full calendar months.
Other than as described above, none of the selling shareholders have had a material relationship with the Company within the past three years.
The following table sets forth, without regard to any limitations on ownership:
•
the number of common shares beneficially owned by the selling shareholders prior to the sale of our common shares covered by this prospectus;

•
the number of common shares to be offered by such selling shareholder and to be beneficially owned by the selling shareholders following the assumed sale of all common shares covered by this prospectus; and

•
the percentage of our issued and outstanding common shares beneficially owned by the selling shareholders prior to and following the assumed sale of all common shares covered by this prospectus (if more than one percent).

The information presented regarding the selling shareholders is based, in part, on information the selling shareholders provided to us specifically for use in this prospectus. The selling shareholders may sell all, some or none of the common shares in this offering. See “Plan of Distribution.” We may supplement this prospectus from time to time in the future to update or change the selling shareholders list and the number of common shares that may be offered and sold by the selling shareholders. The registration for resale of our common shares does not necessarily mean that the selling shareholders will sell all or any of our common shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, common shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.
Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Unless otherwise indicated in the footnotes to the table below, we believe, based on information supplied by the selling shareholders, that the selling shareholders have sole voting and dispositive power with respect to our common shares reported as beneficially owned by them, and that none of the selling shareholders is a broker-dealers or an affiliate of a broker-dealer. To the extent any selling shareholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act.
Because the selling shareholders are not obligated to sell our common shares, we cannot estimate the number of common shares that the selling shareholders will hold upon consummation of any such sales. For purposes of the following table, we have assumed the sale of all of our common shares that may be offered for sale pursuant to this prospectus. Percentage of beneficial ownership is based on 69,824,743 common shares outstanding as of February 14, 2025. Pursuant to Rule 416 under the Securities Act, this prospectus and the registration statement also covers any additional common shares that may become issuable in connection a share dividend, share split or other similar transaction effected without our receiving any cash or other value, which results in an increase in the number of common shares outstanding.
	Shares Beneficially Owned Before the Offering		Number of Shares that May Be Offered Hereby(1)	Shares Beneficially Owned After the Offering
Name and Address of Selling Stockholder	Number	Percentage		Number	Percentage
D. E. Shaw Galvanic Portfolios, L.L.C.(2)	2,523,141	3.61%	2,523,141	―	―
Affiliates of MSD Partners, L.P.(3)	5,052,548	7.24%	1,051,518	4,001,030	5.73%
Readystate Master Fund, Ltd.(4)	2,126,241	3.05%	2,126,241	―	―

(1)
No other common shares, including, without limitation, common shares acquired in the open market, are being offered under this prospectus.

(2)
As of February 12, 2025, D. E. Shaw Galvanic Portfolios, L.L.C. holds 2,523,141 common shares of beneficial interest of the Company to be registered pursuant to this prospectus and the registration statement, or the Subject Shares. D. E. Shaw Galvanic Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it.

D. E. Shaw & Co., L.P. , or DESCO LP, as the managing member of D. E. Shaw Adviser II, L.L.C., or Adviser II, which in turn is the investment adviser of D. E. Shaw Galvanic Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C., or DESCO LLC, as the managing member of D. E. Shaw Manager II, L.L.C., or Manager II, as the manager of D. E. Shaw Galvanic Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Adam Deaton, Edwin Jager, Anoop Prasad and Maximilian Stone, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf.
D. E. Shaw & Co., Inc., or DESCO Inc., as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc., or DESCO II Inc., as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, Adviser II, Manager II, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares.
David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.
D. E. Shaw Galvanic Portfolios, L.L.C. may be deemed an affiliate of D. E. Shaw Securities, L.L.C., a registered broker-dealer, which will not be involved in the offering or distribution of the securities registered pursuant to this prospectus and the registration statement.
The business address of D. E. Shaw Galvanic Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., Two Manhattan West, 375 Ninth Avenue, 52nd Floor, New York, New York 10001.
(3)
Shares are held by MSD Special Investments Fund II, L.P., MSD SIF Holdings II, L.P., MSD RCOF Credit REIT, LLC, MSD RCOF II Credit REIT, LLC, MSD RCOF1 — PC, LLC, MSD RCOF1 — BC, LLC, MSD RCOF2 — PC2, LLC, MSD RCOF2 — BC2, LLC and MSD Credit Opportunity Master Fund, L.P., or collectively, the MSD Parties. MSD Partners, L.P., or MSD Partners, a wholly-owned subsidiary of BDT & MSD Holdings, L.P., or BDT & MSD, is the investment adviser of, and may be deemed to beneficially own the securities beneficially owned by, the MSD Parties. Gregg R. Lemkau and Byron D. Trott are co-CEOs of BDT & MSD; Mr. Trott also serves as Chairman of BDT & MSD. Mr. Lemkau maintains investment discretion over the investments in the Company of MSD Credit Opportunity Master Fund, L.P., MSD RCOF1 — BC, LLC, MSD RCOF1 — PC, LLC and MSD RCOF Credit REIT, LLC and therefore may be deemed to beneficially own the Company’s securities beneficially owned by MSD Credit Opportunity Master Fund, L.P., MSD RCOF1 — BC, LLC, MSD RCOF1 — PC, LLC and MSD RCOF Credit REIT, LLC. Mr. Trott maintains investment discretion over the investments in the Company of MSD RCOF2 — BC2, LLC, MSD RCOF2 — PC2, LLC, MSD RCOF II Credit REIT, LLC, MSD SIF Holdings II, L.P. and MSD Special Investments Fund II, L.P. and therefore may be deemed to beneficially own the Company’s securities beneficially owned by MSD RCOF2 — BC2, LLC, MSD RCOF2 — PC2, LLC, MSD RCOF II Credit REIT, LLC, MSD SIF Holdings II, L.P. and MSD Special Investments Fund II, L.P. Mr. Lemkau and Mr. Trott disclaim beneficial ownership of the securities beneficially owned by the MSD Parties, except to the extent of their respective pecuniary interest therein. The address of the principal business office of each of the MSD Parties, MSD Partners and Mr. Lemkau is One Vanderbilt Avenue, 26th Floor, New York, New York 10017. BDT & MSD is co-headquartered at One Vanderbilt Avenue, 26th Floor, New York, New York 10017 and 401 North Michigan Avenue, Suite 3100, Chicago, Illinois 60611. The address of the principal business office of Mr. Trott is 340 Royal Palm Way, Suite 300, Palm Beach, Florida 33480.

The MSD Parties are an affiliate of BDT & MSD Partners, LLC, an SEC-registered broker dealer and member of the Financial Industry Regulatory Authority, which will not be involved in the offering or distribution of the securities registered pursuant to this prospectus and the registration statement.
(4)
Readystate Asset Management, LP is the investment manager of Readystate Master Fund, Ltd., or Readystate, and holds voting and investment power over Readystate’s investments. David Grossman and Ryan Garino are Managing Partners of Readystate Asset Management, LP, and may be deemed to indirectly beneficially own the securities reported. Each of Mr. Grossman and Mr. Garino disclaim beneficial ownership of the securities beneficially owned by Readystate, except to the extent of his pecuniary interest therein. The address of Readystate is 360 N Green Street, Suite 1400, Chicago, Illinois 60607.

PLAN OF DISTRIBUTION
The selling shareholders may sell all or a portion of our common shares held by them and offered hereby from time to time, in one or more transactions, directly or through one or more broker-dealers or agents. As used in this prospectus, the term “selling shareholders” includes any pledgees, donees, transferees or other successors in interest of the selling shareholders after the date of this prospectus. We have agreed to bear the expenses in connection with the registration of our common shares to be offered by this prospectus by the selling shareholders. The selling shareholders are responsible for any commissions relating to the sale of common shares and their fees and expenses relating to or arising from their sale of the common shares hereunder. Our common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, at negotiated prices or such other price as the selling shareholders determine from time to time. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•
on any national securities exchange or quotation service on which our common shares may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell our common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
directly to multiple purchasers or a single purchaser;

•
short sales;

•
broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law, other than an underwritten offering.

The selling shareholders may also sell common shares under Rule 144 promulgated under the Securities Act, if available, or any other exemption available under the Securities Act rather than under this prospectus. In addition, the selling shareholders may transfer our common shares by other means not described in this prospectus. If the selling shareholders effect such transactions by selling common shares to or through broker-dealers or agents, such broker-dealers or agents may receive commissions from the selling shareholders or commissions from purchasers of our common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common shares in the course of hedging in positions they assume. The selling shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.
The selling shareholders may pledge or grant a security interest in some or all of our common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell our common shares from time to time pursuant to this prospectus. The selling shareholders also may transfer and donate our common shares in other circumstances in which case the pledgees, transferees, donees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of our common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At a time a particular offering of our common shares is made, a prospectus supplement or free writing prospectus, if required, may be distributed that will set forth the number of common shares being offered, the method of distribution and the terms of the offering, including the name or names of any dealers or agents, the purchase price paid and any commissions. In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, our common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of our common shares by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. All of the foregoing may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.
To the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will not receive any proceeds from sales of any common shares by the selling shareholders.
We cannot assure you that the selling shareholders will sell all or any portion of our common shares offered hereby. We are registering the resale of shares of our common shares to provide the selling shareholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling shareholders pursuant to this prospectus or at all.
Our common shares are listed on Nasdaq under the symbol “OPI.”
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.
LEGAL MATTERS
Duane Morris LLP has passed upon the validity of the common shares being offered by this prospectus in an opinion filed as an exhibit to the registration statement of which this prospectus is a part. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed as an exhibit to the registration statement of which this prospectus is a part. Sullivan & Worcester LLP also represents RMR, which is our manager, Sonesta, and certain of their affiliates and related parties on various matters.
EXPERTS
The financial statements of Office Properties Income Trust as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Office Properties Income Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.opireit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under “Information Incorporated by Reference”), is not incorporated by reference into this prospectus or related registration statement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.
We incorporate by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus is a part made prior to its effectiveness and (2) until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2024;

•
our Current Report on Form 8-K filed on February 7, 2025;

•
the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive Proxy Statement for our 2024 Annual Meeting of Shareholders dated April 4, 2024; and

•
the description of our common shares contained in our registration statement on Form 8-A filed on June 30, 2016, as updated by the description of our common shares filed as Exhibit 4.14 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any further amendments or reports filed for the purpose of updating that description.

We will provide to each person, including any beneficial owners, to whom this prospectus is delivered a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 219-1410, Attention: Investor Relations.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions (if any).
SEC Registration Fee	$816.08
Legal Fees and Expenses	50,000.00
Accounting Fees and Expenses	35,250.00
Miscellaneous Fees and Expenses	3,933.92
Total:	$90,000.00
Item 15.   Indemnification of Directors and Officers
Maryland law applicable to real estate investment trusts, or the Maryland REIT Law, permits a Maryland real estate investment trust, or REIT, to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by the Maryland REIT Law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of ultimate entitlement to indemnification, (1) any present or former Trustee or officer of us who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (2) any individual who, while a Trustee or officer of us and, at our request, serves or has served as a trustee, director, officer or partner of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Except with respect to proceedings to enforce rights to indemnification, we are only required to indemnify our trustees and officers as described above in connection with a proceeding initiated by any such person against us if such proceeding was authorized by our Board of Trustees.
We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We also maintain directors’ and officers’ liability insurance for our Trustees and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our Trustees, officers or persons controlling us pursuant to the foregoing provisions of Maryland law and our declaration of trust, we have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.
Reference is made to our declaration of trust, as amended, filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and our bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K filed on June 13, 2024. Reference is also made to our indemnification agreements with our Trustees and officers, a form of which is filed as Exhibit 10.8 to our Annual Report on Form 10-K for the year ended December 31, 2023.
Any underwriting agreements (Exhibits 1.1 through 1.5) that may be filed by amendment or incorporated by reference may contain provisions for indemnification by the underwriters of our officers, Trustees and controlling persons.
Item 16.   Exhibits
Exhibit No.	Description
4.1	Composite Copy of Amended and Restated Declaration of Trust, dated June 8, 2009, as amended to date. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.)
4.2	Third Amended and Restated Bylaws of Office Properties Income Trust, adopted June 13, 2024. (Incorporated by reference to our Current Report on Form 8-K filed on June 13, 2024.)
4.3	Form of Common Share Certificate. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2018.)
5.1	Opinion of Duane Morris LLP.**
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.**
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).**
23.3	Consent of Duane Morris LLP (included in Exhibit 5.1).**
24.1	Powers of Attorney of certain officers and trustees (included on signature page).**
107	Filing Fee Table.**

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
4.1	Composite Copy of Amended and Restated Declaration of Trust, dated June 8, 2009, as amended to date. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.)
4.2	Third Amended and Restated Bylaws of Office Properties Income Trust, adopted June 13, 2024. (Incorporated by reference to our Current Report on Form 8-K filed on June 13, 2024.)
4.3	Form of Common Share Certificate. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2018.)
5.1	Opinion of Duane Morris LLP.**
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.**
23.1	Consent of Deloitte & Touche LLP.**
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).**
23.3	Consent of Duane Morris LLP (included in Exhibit 5.1).**
24.1	Powers of Attorney of certain officers and trustees (included on signature page).**
107	Filing Fee Table.**

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on February 19, 2025.
OFFICE PROPERTIES INCOME TRUST
By:
/s/ Yael Duffy

Yael Duffy
President and Chief Operating Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of Office Properties Income Trust, hereby severally constitutes and appoints each of Yael Duffy and Brian E. Donley to sign for her or him, and in her or his name in the capacity indicated below, this registration statement on Form S-3 for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this registration statement on Form S-3 and any and all amendments thereto and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.
Signature	Title	Date
/s/ Yael Duffy Yael Duffy	President and Chief Operating Officer	February 19, 2025
/s/ Brian E. Donley Brian E. Donley	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	February 19, 2025
/s/ Jennifer B. Clark Jennifer B. Clark	Managing Trustee	February 19, 2025
/s/ Donna D. Fraiche Donna D. Fraiche	Independent Trustee	February 19, 2025
/s/ Barbara D. Gilmore Barbara D. Gilmore	Independent Trustee	February 19, 2025
/s/ John L. Harrington John L. Harrington	Independent Trustee	February 19, 2025
/s/ William A. Lamkin William A. Lamkin	Independent Trustee	February 19, 2025
/s/ Elena Poptodorova Elena Poptodorova	Independent Trustee	February 19, 2025

Signature	Title	Date
/s/ Adam D. Portnoy Adam D. Portnoy	Managing Trustee	February 19, 2025
/s/ Jeffrey P. Somers Jeffrey P. Somers	Independent Trustee	February 19, 2025
/s/ Mark A. Talley Mark A. Talley	Independent Trustee	February 19, 2025